Exhibit 10.35

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 7, 2012, with an effective date as of April 1, 2012 (the “Second Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and ((ii) NXSTAGE MEDICAL, INC., a Delaware corporation (“NxStage”), EIR MEDICAL, INC., a Massachusetts corporation (“EIR”), MEDISYSTEMS CORPORATION, a Washington corporation (“Medisystems”), each with offices located at 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843, and MEDISYSTEMS SERVICES CORPORATION, a Nevada corporation, (“Services”), with offices located at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89101 (NxStage, EIR, Medisystems and Services are individually and collectively, jointly and severally, the “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 10, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 10, 2010, between Borrower and Bank, as amended by that certain First Loan Modification Agreement, dated as of March 29, 2011 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in certain Intellectual Property Security Agreements, each dated as of March 10, 2010 executed by each Borrower in favor of Bank (collectively, the “IP Agreements”, and together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting Sections 2.1.2, 2.1.3 and 2.1.4 in their entirety.

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2 thereof:

“2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used (and not re-paid) for Cash Management Services); plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve); plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance if not paid when due on demand, at the Default Rate.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance if not paid when due on demand, at the Default Rate.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(i) thereof:

“(i) Advances. Subject to Section 2.3(b), effective as of January 1, 2011 and thereafter, the principal amount outstanding under the Revolving Line shall accrue interest at floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at floating per annum rate equal to the Prime Rate, which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(b) thereof:

“(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank;”

and inserting in lieu thereof the following:

“(b) [Reserved];

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) thereof:

“(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, commencing with the monthly period ended January 1, 2011, and each monthly period ending thereafter, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Cash Management Services, FX Forward Contracts or Letters of Credit. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and”

and inserting in lieu thereof the following:

“(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and”

6	The Loan Agreement shall be amended by deleting the following text appearing as Section 3.4 thereof:

“3.4 Procedures for Borrowing. Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“3.4 Procedures for Borrowing. Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 4.1 thereof:

“4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.”

and inserting in lieu thereof the following:

“4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding letters of credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% (110% for letters of credit denominated in a currency other than Dollars), of the Dollar Equivalent of the face amount of all such letters of credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such letters of credit.”

8	The Loan Agreement shall be amended by deleting the following text appearing as Section 4.2 thereof:

“4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement and the Asahi Intercreditor Agreement). If Borrower shall acquire a commercial tort claim in excess of Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim in excess of Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.4 thereof:

“6.4 Remittance of Proceeds. Subject to the Asahi Intercreditor Agreement, except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral with respect to which Bank has a senior lien, to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out, excess or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year) or the proceeds of Transfers permitted under Section 7.1 hereof. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank, subject to the Asahi Intercreditor Agreement. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.”

and inserting in lieu thereof the following:

“6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral with respect to which Bank has a senior lien, to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out, excess or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year) or the proceeds of Transfers permitted under Section 7.1 hereof. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.”

10	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.6 thereof:

“6.6 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on a semi-annual basis (or more frequently as conditions warrant, in Bank’s reasonable discretion), to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any reasonable out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

6.6 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on an annual basis (or more frequently as conditions warrant, in Bank’s reasonable discretion), to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any reasonable out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

11	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7 thereof:

“6.7 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as an additional lender loss payee and waive subrogation against Bank and shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. All liability policies shall show, or have endorsements showing, Bank as an additional insured, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy with respect to any Collateral as to which the Bank’s Lien is senior to that of Asahi pursuant to the Asahi Intercreditor Agreement shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.”

and inserting in lieu thereof the following:

“6.7 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as an additional lender loss payee and waive subrogation against Bank and shall provide that the insurer must give Bank at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy. All liability policies shall show, or have endorsements showing, Bank as an additional insured, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Bank at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy with respect to any Collateral shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.”

12	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a) Adjusted EBITDA. Achieve a minimum Adjusted EBITDA (maximum loss), measured on a quarterly basis for each quarterly period ending date listed below, in an amount not less than (max loss not greater than) the corresponding amount listed below for such quarterly period:

Quarterly Period Ending	Minimum Adjusted EBITDA (maximum loss)
March 31, 2010	($2,250,000)
June 30, 2010	($1,250,000)
September 30, 2010	($500,000)
December 31, 2010	$1.00
March 31, 2011, and each quarterly period ending thereafter	$500,000”

and inserting in lieu thereof the following:

“(a) Adjusted EBITDA. Achieve a minimum Adjusted EBITDA, measured on a quarterly basis for each quarterly period ending date listed below, in an amount not less than the corresponding amount listed below for such quarterly period:

Quarterly Period Ending	Minimum Adjusted EBITDA
March 31, 2012	$1.00
June 30, 2012	$1.00
September 30, 2012, and each quarterly period ending thereafter	$500,000”

13	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.10(b) and (c) thereof:

“(b) If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall, on a quarterly basis, provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank shall reasonably request in its good faith business judgment to perfect and maintain a perfected security interest in favor of Bank in such property, subject to the Asahi Intercreditor Agreement. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may reasonably request to perfect and maintain a perfected security interest in favor of Bank in the

Copyrights or mask works intended to be registered with the United States Copyright Office, subject to the Asahi Intercreditor Agreement; and (z) record any such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Upon request, Borrower shall provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, and will promptly provide Bank with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a security interest in such property.

(c) Provide written notice to Bank within ten (10) Business Days of entering or becoming bound by any Restricted License (other than open source or over-the-counter software that is commercially available to the public and other than the Utterberg License). Borrower shall make commercially reasonable efforts upon request of Bank to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License (other than open source or over-the-counter software that is commercially available to the public and the Utterberg License) to be deemed “Collateral” and for Bank to have a security interest in it that would be reasonably expected to otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) subject to the Asahi Intercreditor Agreement, Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License (other than open source or over-the-counter software that is commercially available to the public and other than the Utterberg License) in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.”

and inserting in lieu thereof the following:

“(b) If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall, on a quarterly basis, provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank shall reasonably request in its good faith business judgment to perfect and maintain a perfected security interest in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may reasonably request to perfect and maintain a perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record any such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Upon request, Borrower shall provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, and will promptly provide Bank with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a security interest in such property.

(c) Provide written notice to Bank within ten (10) Business Days of entering or becoming bound by any Restricted License (other than open source or over-the-counter software that is commercially available to the public and other than the Utterberg License). Borrower shall make commercially reasonable efforts upon request of Bank to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License (other than open source or over-the-counter software that is commercially available to the public and the Utterberg License) to be deemed “Collateral” and for Bank to have a security interest in it that would be reasonably expected to otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License (other than open source or over-the-counter software that is commercially available to the public and other than the Utterberg License) in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.”

14	The Loan Agreement shall be amended by deleting the following text appearing as Section 7.5 thereof:

“7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (other than as stated in the Asahi Intercreditor Agreement and other Permitted Liens which are entitled to priority) or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank or Asahi) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

and inserting in lieu thereof the following:

“7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (other Permitted Liens which are entitled to priority) or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

15	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.6 thereof:

“8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties (other than the Asahi Term Loan), whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); (b) a default occurs by Borrower under the Asahi Term Loan and any applicable grace and cure periods have expired; or (c) any default by Borrower, the result of which would reasonably be expected to have a material adverse effect on Borrower’s business, taken as a whole;”

and inserting in lieu thereof the following:

“8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any default by Borrower, the result of which would reasonably be expected to have a material adverse effect on Borrower’s business, taken as a whole;”

16	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.9 thereof:

“8.9 Subordinated Debt/Asahi Intercreditor Agreement. Any document, instrument, or any intercreditor or subordination agreement relating to Subordinated Debt (including the Asahi Intercreditor Agreement), shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect except in accordance with its terms or as a result of Bank’s bad faith or willful misconduct, any Person other than Bank shall be in material breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder except in accordance with its terms, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or the Asahi Intercreditor Agreement;”

and inserting in lieu thereof the following:

“8.9 Subordinated Debt. Any document, instrument, or any intercreditor or subordination agreement relating to Subordinated Debt, shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect except in accordance with its terms or as a result of Bank’s bad faith or willful misconduct, any Person other than Bank shall be in material breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder except in accordance with its terms, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement;”

17	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.12 thereof:

“8.12 Notice of Exclusive Control. The delivery by Asahi to Bank, Bank’s Affiliates or any other bank or financial institution of a “Notice of Exclusive Control” or an “entitlement order” (as such term is defined in Article 8 of the Code), pursuant to any Collateral Account of the Borrower.”

and inserting in lieu thereof the following:

“8.12 Notice of Exclusive Control. The delivery by any third party to Bank, Bank’s Affiliates or any other bank or financial institution of a “Notice of Exclusive Control” or an “entitlement order” (as such term is defined in Article 8 of the Code), pursuant to any Collateral Account of the Borrower.”

18	The Loan Agreement shall be amended by deleting the following text appearing in Section 9.1 thereof:

“9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following, and in each case subject to the Asahi Intercreditor Agreement:”

and inserting in lieu thereof the following:

“9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:”

19	The Loan Agreement shall be amended by deleting the following text appearing as clauses (c) and (d) in Section 9.1 thereof:

“(c) demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; provided, however, if an Event of Default described in Section 8.5 occurs, the obligation of Borrower to cash collateralize all Letters of Credit remaining undrawn shall automatically become effective without any action by Bank;

(d) terminate any FX Forward Contracts;”

and inserting in lieu thereof the following:

“(c) demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent of the aggregate face amount of all letters of credit which are Credit Extensions remaining undrawn plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such letters of credit, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit which are Credit Extensions; provided, however, if an Event of Default described in Section 8.5 occurs, the obligation of Borrower to cash collateralize all letters of credit which are Credit Extensions remaining undrawn shall automatically become effective without any action by Bank;

(d) terminate any foreign exchange forward contracts which are Credit Extensions;”

20	The Loan Agreement shall be amended by deleting the following text appearing as Section 9.4 thereof:

“9.4 Application of Payments and Proceeds. Unless an Event of Default has occurred and is continuing, and subject to Section 2.5 hereof and the Asahi Intercreditor Agreement, Bank may apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, and subject to Section 2.5 hereof and the Asahi Intercreditor Agreement, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.”

and inserting in lieu thereof the following:

“9.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, and subject to Section 2.5 hereof, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.”

21	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.1 thereof:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement). If such termination is at Borrower’s election, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee equal to (i) if terminated at any time prior to the first anniversary of the Effective Date, an amount equal to one percent (1.00%) of the Revolving Line (i.e. One Hundred Fifty Thousand Dollars ($150,000)); (ii) if terminated on or at any time after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, an amount equal to one-half of one percent (0.50%) of the Revolving Line (i.e. Seventy Five Thousand Dollars ($75,000)); and from the second anniversary of the Effective Date and thereafter, Zero Dollars ($0.00); provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new or amended and restated facility from Silicon Valley Bank. Upon payment in full of the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement). If such termination is at Borrower’s election, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee equal to (i) if terminated at any time prior to the first anniversary of the Second Loan Modification Effective Date, an amount equal to one-half of one percent (0.50%) of the Revolving Line (i.e. Seventy Five Thousand Dollars ($75,000)); and (ii) from the first anniversary of the Second Loan Modification Effective Date and thereafter, Zero Dollars ($0.00); provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new or amended and restated facility from Silicon Valley Bank. Upon payment in full of the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

22	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.9 thereof:

“12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

and inserting in lieu thereof the following:

“12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

23	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Second Loan Modification Effective Date” is April 1, 2012.”

24	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve), minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, the IP Agreement, the Asahi Intercreditor Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower or any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Prime Rate” is the greater of (i) four percent (4.00%) per annum and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Reserves” means, as of any date of determination, such amounts as Bank may, from time to time, reasonably establish and revise in good faith, after consultation with Borrower and on one (1) Business Day’s notice reducing the amount of Advances, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line Maturity Date” is April 1, 2012.”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, letter of credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, the IP Agreement, any Bank Services Agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower or any Guarantor and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.

“Prime Rate” means the greater of (i) three and one-quarter percent (3.25%) or (ii) the rate of interest published in the “Money Rates” section of The Wall Street Journal, Eastern Edition as the “United States Prime Rate.” In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the Prime Rate shall be determined by Bank until such time as the Prime Rate becomes available in accordance with past practices.

“Reserves” means, as of any date of determination, such amounts as Bank may, from time to time, reasonably establish and revise in good faith, after consultation with Borrower and on one (1) Business Day’s notice reducing the amount of Advances, letters of credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect

Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line Maturity Date” is March 28, 2014.”

25	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Asahi Intercreditor Agreement” is that certain Intercreditor Agreement, by and between Bank and Asahi, dated as of the date hereof, as may be amended from time to time.

“Asahi Term Loan” is that certain Term Loan and Security Agreement by and among Borrower, Guarantors and Asahi, dated as of June 5, 2009, as may be amended, modified or restated from time to time.

“Cash Management Services” is defined in Section 2.1.4.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).”

26	The Loan Agreement shall be amended by deleting the following text appearing as clauses (h), (i) and (j) in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(h) Capital leases/equipment financing arrangements up to the principal amount of Five Million Dollars ($5,000,000) outstanding at any time;

(i) Indebtedness to Asahi under the Asahi Term Loan;

(j) Indebtedness incurred in connection with the Filter Plant Transactions;”

and inserting in lieu thereof the following:

“(h) Capital leases/equipment financing arrangements up to the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) outstanding at any time;

(i) [reserved];

(j) Indebtedness incurred in connection with the Dialyzer Production Agreement, dated as of June 5, 2009, as amended, by and among NxStage and Asahi Kasei Kuraray Medical Co., Inc.;”

27	The Loan Agreement shall be amended be deleting the following text appearing as clause (k) of the definition of “Permitted Liens” in Section 13.1 thereof:

“(k) Liens in favor of Ashai pursuant to the Asahi Term Loan;”

and inserting in lieu thereof the following:

“(k) [reserved];”

28	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. FEES. Borrower shall pay to Bank the following annual extension fees, which fees are fully earned as of the date hereof: (i) Fifty Six Thousand Two Hundred Fifty Dollars ($56,250) on the date hereof; and (ii) Fifty Six Thousand Two Hundred Fifty Dollars ($56,250) on or before the date that is 364 days after the Second Loan Modification Effective Date. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Second Loan Modification Agreement.

5. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the effectiveness of this Loan Modification Agreement, each in form and substance reasonably satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	Evidence satisfactory to Bank, in its sole discretion, that all outstanding amounts owed to Asahi by Borrower have been paid in full with proceeds from an additional equity financing of Borrower;

B.	evidence that (i) the Liens securing Indebtedness owed by Borrower to Asahi will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the Second Loan Modification Effective Date, be terminated;

C.	copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

D.	Bank shall have received a certificate from the Secretary of State (or similar entity) of the applicable jurisdiction of organization of Borrower as of a recent date, as to the Borrower’s existence and good standing in such jurisdiction;

E.	Bank shall have received the results of UCC searches and other searches as necessary with respect to the Collateral indicating no Liens (other than the Liens of Bank and Permitted Liens) and otherwise in form and substance reasonably satisfactory to the Bank;

F.	Bank shall have received updated Property Insurance and Liability Insurance Certificates, in form and substance reasonably acceptable to Bank; and

G.	such other documents as Bank may reasonably request.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement (as modified hereby), each other Existing Loan Document and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

8. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

NXSTAGE MEDICAL, INC.		EIR MEDICAL, INC.

By	/s/ Robert S. Brown	By	/s/ Robert S. Brown
Name:	Robert S. Brown	Name:	Robert S. Brown
Title:	Treasurer, Senior Vice President and Chief Financial Officer	Title:	Treasurer

MEDISYSTEMS CORPORATION		MEDISYSTEMS SERVICES CORPORATION

By	/s/ Robert S. Brown	By	/s/ Robert S. Brown
Name:	Robert S. Brown	Name:	Robert S. Brown
Title:	Treasurer	Title:	Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ Michael Quinn
Name:	Michael Quinn
Title:	VP

The undersigned, Managing Director of NxStage GmbH &Co., KG, a company organized and existing under the laws of Germany and a wholly owned Subsidiary of Borrower, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 10, 2012 (the “Guaranty”), and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

NxStage GmbH &Co., KG

By:	/s/ Jeffrey H. Burbank
Name:	Jeffrey H. Burbank
Title:	Managing Director

The undersigned, Managing Director of NxStage Verwaltungs GmbH, a company organized and existing under the laws of Germany and a wholly owned Subsidiary of Borrower, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 10, 2012 (the “Guaranty”), and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

NxStage Verwaltungs GmbH

By	/s/ Jeffrey H. Burbank
Name:	Jeffrey H. Burbank
Title:	Managing Director

The undersigned, Sole Director of Medisystems Europe S.p.A., a company organized and existing under the laws of Italy and a wholly owned Subsidiary of Borrower, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 10, 2012 (the “Guaranty”), and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

Medisystems Europe S.p.A.

By	/s/ Jeffrey H. Burbank
Name:	Jeffrey H. Burbank
Title:	Sole Director

The undersigned, Chairman of Medimexico s. de R.L. de C.V., a company organized and existing under the laws of Mexico and a wholly owned Subsidiary of Borrower, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 10, 2012 (the “Guaranty”), and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

Medimexico s.de R.L. de C.V.

By	/s/ Jeffrey H. Burbank
Name:	Jeffrey H. Burbank
Title:	Chairman

Exhibit A to Second Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	NXSTAGE MEDICAL, INC. EIR MEDICAL, INC. MEDISYSTEMS CORPORATION MEDISYSTEMS SERVICES CORPORATION

The undersigned authorized officer of NXSTAGE MEDICAL, INC., EIR MEDICAL, INC., MEDISYSTEMS CORPORATION and MEDISYSTEMS SERVICES CORPORATION (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (1) Borrower is in compliance for the period ending             with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens (other than Permitted Liens) have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that the monthly and quarterly financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and subject to yearend adjustments and the absence of footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly consolidated and consolidating financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Quarterly consolidated financial certificates	Quarterly within 45 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within120 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings, Deferred Revenue report, bookings report, inventory report	Monthly within 30 days, or as otherwise required	Yes No

Transaction Reports	Bi-weekly (Monthly within 30 days during a Streamline Period)	Yes No

Projections	FYE within 60 days	Yes No

The following Intellectual Property was registered after the Effective Date (report on a quarterly basis) (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Adjusted EBITDA (tested quarterly)	See Section 6.9(a)	$_______	Yes No
Liquidity (at all times)	$7,500,000	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

NXSTAGE MEDICAL, INC. EIR MEDICAL, INC. MEDISYSTEMS CORPORATION MEDISYSTEMS SERVICES CORPORATION	BANK USE ONLY
Received by:
AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER
By:
Name:	Date:
Title:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I. Adjusted EBITDA (Section 6.9(a))

Required: Adjusted EBITDA. Achieve a minimum Adjusted EBITDA, measured on a quarterly basis for each quarterly period ending date listed below, in an amount not less than the corresponding amount listed below for such quarterly period:

Quarterly Period Ending	Minimum Adjusted EBITDA
March 31, 2012	$1.00

June 30, 2012	$1.00

September 30, 2012, and each quarterly period ending thereafter	$500,000

Actual:

A.	Net Income	$

B.	Interest Expense	$

C.	To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$

D.	Income tax expense	$

E.	Non-cash stock compensation expenses	$

F.	Capital Expenditures	$

G.	Adjusted EBITDA (line A plus line B plus line C plus line D plus line E minus line F)	$

Is line G equal to or greater than $ [                            ]?

No, not in compliance	Yes, in compliance

II.	Liquidity (Section 6.9(b))

Required: Maintain at all times Liquidity of at least Seven Million Five Hundred Thousand Dollars ($7,500,000).

Actual:

A.	Borrower’s unrestricted cash at Bank and Bank’s Affiliates	$
B.	Availability Amount	$
C.	LIQUIDITY (line A plus line B)	$

Is line C equal to or greater than $7,500,000?

No, not in compliance	Yes, in compliance

Is line C equal to or greater than $12,500,000 for Streamline Period?

No, not in compliance	Yes, in compliance

1